UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2005
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d) On November 21, 2005, the Board of Directors appointed Trung T. Doan as a director of Advanced Energy Industries, Inc., effective immediately. Mr. Doan, age 47, is Chairman and Chief Executive Officer of SemiLEDs Corporation, a manufacturer of high-brightness light emitting diodes (HBLEDs). From 1988 to 2003, Mr. Doan held various management and executive positions at Micron Technology, Inc., including as Vice President of Process Development from 1997 to 2003. From April 2003 to September 2003, Mr. Doan was President and Chief Executive Officer of Jusung Engineering, a semiconductor equipment manufacturer based in Korea. From September 2003 to January 2005, Mr. Doan was Corporate Vice President, Applied Global Services at Applied Materials, Inc. Mr. Doan served as a non-employee director of Engineering Measurements Company, until it was acquired by Advanced Energy in 2001, at which time Mr. Doan became a non-employee director of Advanced Energy, a position he held until January 2004.
Consistent with the compensation payable to all other non-employee directors of Advanced Energy, Mr. Doan will be paid an annual retainer of $15,000, payable in four equal installments in February, April, July and October of each year, as well as meeting fees of $3,000 for each full board meeting that he attends in person and $1,500 for each telephonic board meeting. Mr. Doan will also participate in the Company’s 2003 Non Employee Directors’ Stock Option Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.

/s/ Michael El-Hillow

Date: November 23, 2005
Michael El-Hillow, Executive Vice
President and Chief Financial Officer